                                   EXHIBIT 11

                           ALBANY INTERNATIONAL CORP.

                                   EXHIBIT 11

         SCHEDULE OF COMPUTATION OF PRIMARY NET INCOME/(LOSS) PER SHARE

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

    FOR THE THREE MONTHS                                                                FOR THE TWELVE MONTHS
     ENDED DECEMBER 31,                                                                   ENDED DECEMBER 31,
- ----------------------------                                                         ----------------------------
  1993 (1)       1992 (1)                                                              1993 (1)       1992 (1)
- -------------  -------------                                                         -------------  -------------
   29,882,469     25,642,124  Common stock outstanding at end of period............     29,882,469     25,642,124
                              Adjustments to ending shares to arrive at weighted
                               average for the period:
      (20,622)       (26,060) Shares contributed to E.S.O.P. (2)...................        (70,461)       (83,583)
     (256,195)      --        Shares issued in public offering (3).................     (3,132,647)      --
- -------------  -------------                                                         -------------  -------------
   29,605,652     25,616,064  Weighted average number of shares....................     26,679,361     25,558,541
- -------------  -------------                                                         -------------  -------------
- -------------  -------------                                                         -------------  -------------
                              Income before extraordinary item and accounting
$       6,396  $         919   changes.............................................  $      15,524  $       2,685
                              Extraordinary gain on early extinguishment of debt,
     --                1,019   net of tax of $624..................................       --                1,019
                              Cumulative effect of accounting changes:
     --             --        Income taxes.........................................       --               20,142
                              Post retirement benefits, net of tax of
     --             --           $16,813...........................................       --              (27,431)
- -------------  -------------                                                         -------------  -------------
$       6,396  $       1,938  Net income/(loss)....................................  $      15,524  $      (3,585)
- -------------  -------------                                                         -------------  -------------
- -------------  -------------                                                         -------------  -------------
                              Income per share before extraordinary item and
$        0.22  $        0.04   accounting changes..................................  $        0.58  $        0.11
     --                 0.04  Extraordinary gain on early extinguishment of debt...       --                 0.04
                              Cumulative effect of accounting changes:
     --             --        Income taxes.........................................       --                 0.79
                              Post retirement benefits, net of tax of
     --             --           $16,813...........................................       --                (1.08)
- -------------  -------------                                                         -------------  -------------
$        0.22  $        0.08  Net income/(loss) per share..........................  $        0.58  $       (0.14)
- -------------  -------------                                                         -------------  -------------
- -------------  -------------                                                         -------------  -------------

- ------------------------
(1)  Includes Class A and Class B Common Stock
(2)  Calculated as follows:
     number of shares outstanding multiplied by reciprocal of the number of days outstanding divided by the number of days in the period

Shares contributed:

For the twelve months:
  January 3, 1992           11,502 * (2/366)        63
  February 3, 1992         10,660 * (33/366)       961
  March 4, 1992             9,454 * (63/366)     1,627
  April 2, 1992             9,784 * (92/366)     2,459
  May 5, 1992             10,441 * (125/366)     3,566
  June 1, 1992            10,112 * (152/366)     4,200
  July 2, 1992            12,954 * (183/366)     6,477
  August 4, 1992          13,439 * (216/366)     7,931
  August 31, 1992         12,836 * (243/366)     8,522
  September 30, 1992      14,090 * (273/366)    10,510
  October 31, 1992        15,297 * (304/366)    12,706
  November 30, 1992       13,002 * (334/366)    11,865
  December 31, 1992       12,731 * (365/366)    12,696
                                             ---------
                                                83,583
                                             ---------
                                             ---------
  January 31, 1993         13,626 * (30/365)     1,120
  February 28, 1993        13,572 * (58/365)     2,157
  March 31, 1993           12,074 * (89/365)     2,944
  April 30, 1993          12,736 * (119/365)     4,152
  May 31, 1993            11,770 * (150/365)     4,837
  June 30, 1993           12,285 * (180/365)     6,058
  July 31, 1993           10,209 * (211/365)     5,902
  August 31, 1993          9,706 * (242/365)     6,435
  September 30, 1993      10,993 * (272/365)     8,192
  October 31, 1993        10,444 * (303/365)     8,670
  November 30, 1993       10,347 * (333/365)     9,440
  December 31, 1993       10,583 * (364/365)    10,554
                                             ---------
                                                70,461
                                             ---------
                                             ---------
For the three months:
  October 31, 1992          15,297 * (30/92)     4,988
  November 30, 1992         13,002 * (60/92)     8,479
  December 31, 1992         12,731 * (91/92)    12,593
                                             ---------
                                                26,060
                                             ---------
                                             ---------
  October 31, 1993          10,444 * (30/92)     3,406
  November 30, 1993         10,347 * (60/92)     6,748
  December 31, 1993         10,583 * (91/92)    10,468
                                             ---------
                                                20,622
                                             ---------
                                             ---------

- ------------------------

(3) Calculated as follows:
    number of shares outstanding multiplied by reciprocal of the number of days outstanding divided by the number of days in the period

Shares offered:

For the twelve months:
  October 6, 1993          4,000,000 * (278/365)   3,046,576
  November 5, 1993           102,000 * (308/365)      86,071
                                                   ---------
                                                   3,132,647
                                                   ---------
                                                   ---------
For the three months:
  October 6, 1993             4,000,000 * (5/92)     217,391
  November 5, 1993             102,000 * (35/92)      38,804
                                                   ---------
                                                     256,195
                                                   ---------
                                                   ---------